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                                                                    EXHIBIT 13.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


     In connection with the accompanying Annual Report on Form 20-F/A of Gmarket Inc. (the "Company") for the annual period ended December 31, 2006 (the "Periodic Report"), I, Young Bae Ku, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Periodic Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 8, 2007




                                           /s/ Young Bae Ku
                                           Young Bae Ku
                                           Chief Executive Officer



The foregoing certification is being furnished solely to accompany the Periodic Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.